UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2015

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, the Board of Directors of Fastenal Company (the “Company”) accepted the resignation of Mr. Kenneth Nance as executive vice president - sales of the Company and reassigned Mr. Nance to the position of vice president of government sales of the Company effective November 16, 2015. In his new position, Mr. Nance will take on the important responsibilities of being a member of our government sales team.

In his role as vice president of government sales of the Company, Mr. Nance will be paid an annual base salary in 2015 (pro-rated for his partial year of service) of $200,000 and will receive a bonus for the quarter ended December 31, 2015 under his existing bonus plan (pro-rated for his time in the quarter serving as executive vice president - sales) and under a revised bonus plan (pro-rated for his time in the quarter serving as vice president of government sales). Mr. Nance’s revised bonus program is yet to be determined, but we anticipate that it will be based on revenue growth in his assigned area and commensurate with his new role. Mr. Nance will not be granted any new stock options in connection with his assumption of the role of vice president of government sales.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

November 13, 2015	/s/ Sheryl A. Lisowski
(Date)	Sheryl A. Lisowski
Controller & Chief Accounting Officer